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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Wilmar Industries, Inc. on Form S-8 of our reports dated March 5, 1996, appearing in the Annual Report on Form 10-K of Wilmar Industries, Inc. for the year ended December 29, 1995 and contained in Registration Statement No. 333-07845 of Wilmar Industries, Inc. on Form S-2 under the Securities Act of 1933. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

January 10, 1997


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